UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, Ca. 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of Material Definitive Agreement.

On September 25, 2018, MRI Interventions, Inc. (the “Company”) (a) repaid in full all outstanding debt, together with interest and all other amounts due in connection with such repayment, under that certain Second Amended and Restated 5.5% Promissory Note, Due December 31, 2018, issued to Brainlab AG (the “Brainlab Note”) and (b) terminated that certain Master Security Agreement dated April 5, 2011 by and between the Company and Brainlab AG.

In connection with the foregoing, the Company repaid a total of approximately $2.026 million, which included principal and interest. Effective upon receipt of such payment, the Brainlab Note and other related loan documents were terminated and are of no further force or effect (except with respect to any obligations and provisions that survive the termination thereof) and all liens granted in connection with the Brainlab Note and other related loan documents were released.

Item 3.03.	Material Modification to Rights of Security Holders.

On September 25, 2018, the Company entered into a third amendment (the “Third Omnibus Amendment”) with respect to the Company’s 12% Second-Priority Secured Non-Convertible Promissory Notes Due 2019 (as amended and reissued from time to time, collectively, the “Notes”) having an aggregate principal balance of approximately $2 million. Pursuant to the Third Omnibus Amendment, the Company and the holder of Notes representing a majority of the aggregate principal balance of the Notes agreed to extend the maturity date of all Notes by 18 months to September 2020.

The foregoing description of the Third Omnibus Amendment is only a summary and is qualified in its entirety by the full text of the Third Omnibus Amendment, the form of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 25, 2018, the Company issued a press release announcing the repayment of the Brainlab Note and the amendment to the Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Form of Third Omnibus Amendment dated September 25, 2018 by and among MRI Interventions, Inc., and the holders of the Company’s 12% Second-Priority Secured Non-Convertible Promissory Notes Due 2019
99.1	Press Release dated September 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2018	MRI INTERVENTIONS, INC.

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer